THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES OR AN OPINION OF COUNSEL OR OTHER EVIDENCE ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

EXCHANGE AGREEMENT

THIS EXCHANGE AGREEMENT, dated as of June __, 2006, is made by and between bioMETRX, Inc., a Delaware corporation (“Company”), and each purchaser identified on the signature pages hereto (each, including its successors and assigns, a “Purchaser” and collectively the “Purchasers”).

WHEREAS, the Company recently completed a closing of a private placement offering (the “Offering”) pursuant to which it issued and sold to the Purchasers 65,000 shares of its Series A 5% Convertible Preferred Stock with a stated value of $10.00 per share for an aggregate purchase price of $650,000 (“Preferred Stock”); and

WHEREAS, in connection with the issuance of the Preferred Stock, the Company issued to the Purchasers an aggregate of 216,666 A Warrants (“A Warrants”) exercisable at $2.73 per share, and 216,666 B Warrants exercisable at $.10 per share (“B Warrants”), and 21,667 shares of common stock as a prepayment of the first year’s dividend; and

WHEREAS, the Company has subsequently determined to amend the terms of the Offering so as to offer and sell 8% Convertible Notes (“Notes”), together with A Warrants exercisable at $1.75 per share and B Warrants exercisable at $.10 per share; and

WHEREAS, the Company and the Purchasers wish to provide for the terms and conditions pursuant to which (i) the Purchasers shall exchange the 65,000 shares of Preferred Stock for $650,000 of 8% Convertible Notes (“Notes”), of the Company, (ii) the 216,666 A Warrants shall be exchanged for 650,000 new A Warrants, (iii) the Company shall issue to the Purchasers an additional 108,334 B Warrants, and (iv) the Company shall issue to the Purchasers an additional 30,333 shares of common stock.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which the parties hereby acknowledge, the parties agree as follows:

1.    Exchange of Preferred Stock for Notes. The Company and the Purchaser hereby agree that the 650,000 shares of Preferred Stock shall be exchanged for $650,000 of Notes which are convertible into common stock at a conversion price of $1.00 per share.

2.    Exchange Warrants. The Company and the Purchaser hereby agree that the 216,666 A Warrants shall be exchanged for 650,000 new A Warrants with an exercise price of $1.75 per share.

3.    Issuance of Additional B Warrants. The Company shall issue an additional 108,334 B Warrants to the Purchasers.

4.    Prepayment of Interest. The Company and the Purchaser hereby agree that the Company shall issue an additional 30,333 shares of common stock to the Purchasers as a prepayment of the first year’s interest.

5.    Closing. At the Closing, the Purchaser shall deliver the Preferred Stock and the A Warrants to the Company, and the Company shall deliver the Notes, 650,000 new A Warrants, 108,334 additional B Warrants, and 30,333 additional shares of common stock to the Purchasers.

5.    Further Assurances. In connection with the exchange of the Preferred Stock and the A Warrant, the Purchasers, by entering into this Exchange Agreement, agree to execute all agreements and other documents as reasonably requested by the Company.

6.    Company Representations and Warranties and Covenants. The Company represents, warrants and covenants to the Purchaser as follows:

a.    Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of Delaware and has all requisite corporate power and authority to own its properties and carry on its business as now being conducted.

b.    Capitalization. As of the date of this Agreement, the authorized capital stock of the Company consists of 25,000,000 shares of common stock, $.001 par value per share, 6,987,492 shares of which are validly issued and outstanding and 10,000,000 share of preferred stock, $.01 par value per share, none of which are validly issued and outstanding.

c.    Authority; Enforceability. The Company has the requisite corporate power and authority to execute and deliver this Agreement and to carry out its obligations hereunder. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as (a) enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, moratorium or similar laws from time to time in effect affecting creditors’ rights generally and (b) the availability of equitable remedies may be limited by equitable principles of general applicability.

d.    Third Party Consents. No consent, authorization, order or approval of, or filing or registration with, any governmental authority or other person is required for the execution and delivery of this Agreement or the consummation by the Company of any of the transactions contemplated hereby.

e.    Common Stock. All shares of the Company’s Common Stock to be issued pursuant to this Agreement will be, when issued, free from liens, duly authorized, validly issued, fully paid and non-assessable.

f.    No Other Representations or Warranties. Except as set forth above in this Section 4, no other representations or warranties, express or implied, are made in this Agreement by the Company to the Purchaser.

7.    Purchaser Representations and Warranties and Covenants. The Purchaser represents, warrants and covenants to the Company as follows:

a.    Investment Representation. Purchaser acknowledges that the Notes are restricted securities, that Purchaser is acquiring the Notes, A Warrants and B Warrants for its own account with the present intention of holding the Notes, A Warrants and B Warrants for purposes of investment and not with a view to distribution within the meaning of the Securities Act of 1933, as amended and that the Notes, A Warrants and B Warrants will bear a legend to such effect. Purchaser has relied solely on its independent investigation in making the decision to purchase the Notes, A Warrants and B Warrants.

b.    Registration Rights. The Purchasers shall not accept, and the Company shall not pay, any payments that may have been or may be required to be made by the Company to the Purchasers under the terms of the certain Registration Rights Agreement between the Company and the Purchasers, dated April 28, 2006, that arises from the failure of the Company to file timely, or the Securities and Exchange Commission to declare effective timely, any registration statement required to be filed by the Company for the benefit of any Purchaser. Further, simultaneously with the execution of this Agreement, the parties are entering into and executing a new Registration Rights Agreement pursuant to which the Company is undertaking to prepare and file a registration statement covering the proposed resale of the securities underlying the securities to be issued to the Purchasers hereunder.

c.    No Other Representations or Warranties. Except as set forth above in this Section 4, no other representations or warranties of any kind, express or implied, are made in this Agreement by Purchaser to the Company.

8.    Miscellaneous.

a.    Survival of Representations, Warranties and Agreements. The representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Closing and shall not be limited or affected by any investigation by or on behalf of any party hereto.

b.    Further Assurances. Each of the Company and Purchaser will use its, as the case may be, best reasonable efforts to take all action and to do all things necessary, proper or advisable on order to consummate and make effective the transactions contemplated by this Agreement.

c.    Entire Agreement; No Third Party Beneficiaries. This Agreement (including the documents, exhibits and instruments referred to herein) (a) constitutes the entire agreement and supersedes all prior agreements, and understandings and communications, both written and oral, among the parties with respect to the subject matter hereof, and (b) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

d.    Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of New York without regard to any applicable principles of conflicts of law.

e.    Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same document.

f.    Amendment and Modification. This Agreement may not be amended or modified except by an instrument in writing signed by each of the parties hereto.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

BIOMETRX, INC.

By:

By:
Name: